Exhibit 10.37

FORM OF

INCENTIVE STOCK OPTION AGREEMENT

GRANTED PURSUANT TO THE 2003 STOCK AND INCENTIVE PLAN

THIS AGREEMENT, entered into as of the Date of Grant (as defined herein), by and between                      (the “Participant”) and Matador Resources Company (the “Company”).

RECITALS

WHEREAS, the Company has instituted the Matador Resources Company 2003 Stock and Incentive Plan (the “Plan”), which is incorporated by reference into and forms a part of this Agreement, and the Participant, who is an employee of the Company or one of its Subsidiaries, has been selected by the board of directors or committee (collectively, the “Committee”) administering the Plan to receive an Incentive Stock Option Award under the Plan.

NOW THEREFORE, IT IS AGREED, by and between the Company and the Participant as follows:

1.      Definitions. Terms otherwise not defined herein shall have the meaning ascribed to them in the Plan.

2.      Terms of Award. In consideration for the Participant’s service to the Company and to provide incentive to the Participant to continue service to the Company, an Incentive Stock Option (the “Option”) is hereby granted to the Participant on the following terms:

(a) Number of Shares. The number of shares subject to the Option is                      shares of common stock, par value $0.01 per share (“Shares”).

(b) Exercise Price. The “Exercise Price” is $             for each Share.

(c) Date of Grant. This Option is granted as of                      (the “Date of Grant”).

(d) Incentive Stock Options. The Option is intended to constitute an “incentive stock option” as that term is used in Code section 422. The limitations imposed on Incentive Stock Options by the Plan shall be applicable to this Option.

(e) Exercisability. The Option shall be exercisable as follows:

             Shares after the first anniversary of the Date of Grant;

             Shares after the second anniversary of the Date of Grant;

             Shares after the third anniversary of the Date of Grant; and

             Shares after the fourth anniversary of the Date of Grant.

(f) Other Terms. The Option shall, in all respects, be subject to the terms, definitions and provisions of the Plan.

3.      Expiration. The Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date. The “Expiration Date” shall be earliest to occur of:

(a) the         -year anniversary of the Date of Grant;

(b) if the Participant’s Date of Termination occurs by reason of Disability, the one-year anniversary of such Date of Termination;

(c) if the Participant’s Date of Termination occurs by reason of death, subsection (a) above applies; or

(d) if the Participant’s Date of Termination occurs for reasons other than death or Disability, including for Cause, 30 days after such Date of Termination.

4.      Method of Exercise. This Option shall be exercisable by a written notice delivered to the Company that shall:

(a) state the election to exercise the Option and the number of Shares in respect of which it is being exercised; and

(b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Participant, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option.

5.      Payment. The Exercise Price of any Shares purchased shall be paid in any manner permitted by the Plan.

6.      Withholding. The Participant shall make satisfactory arrangements for the withholding of any amounts necessary for withholding in accordance with applicable federal or state income tax laws.

7.      Issuance of Shares. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any issuance of a certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the Option Agreement or any law or regulation including, but not limited to, the following:

(a) A representation, warranty or agreement by the Participant to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

8.      Surrender of Option. Upon exercise of this Option in part, if requested by the Company, the Participant shall deliver this Option and any other written agreements executed by the Company and the Participant with respect to this Option to the Company, which shall endorse or cause to be endorsed thereon a notation of such exercise and return all such agreements to the Participant.

9.      Transferability of Option. The Option is not transferable, other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant.

10.      Company Reservation. After the Date of Termination of the Participant for whatever reason, including for Cause, the Company shall have the right, but not the obligation, to repurchase from the Participant (or his or her heirs, devisees or personal representatives) all or any part of the Shares that have been previously purchased, or are thereafter purchased, by the Participant (or his or her heirs, devisees or personal representatives) upon any exercise of this Option. Such right may be exercised by the Company (i) as to any Shares purchased prior to the Date of Termination, at any time within 60 days after the Date of Termination or (ii) as to any Shares purchased after the Date of Termination, at any time within 30 days after such purchase. The repurchase price per Share payable by the Company will equal the Share’s Fair Market Value on the Date of Termination. Subject to effecting satisfactory tax withholding arrangements, if agreed between the Participant (or the person or persons exercising this Option) and the Company, the Exercise Price for any Shares being purchased from the Company after the Date of Termination may be netted against the purchase price payable by the Company.

11.      Administration. The Plan and this Option shall be administered by the Committee as provided for and described in the Plan.

MATADOR RESOURCES COMPANY

_______________________________

Joseph Wm. Foran

Chairman and CEO

The Participant acknowledges receipt of a copy of the Plan, and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.

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Participant: